                                                                   EXHIBIT 10.14

                        RICHMOND COUNTY FINANCIAL CORP.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

              (As Amended and Restated Effective January 1, 1998)

                        Richmond County Financial Corp.
                     Supplemental Executive Retirement Plan

                               Table of Contents



Article I - Introduction.................................................1

Article II - Definitions.................................................1

Article III - Eligibility and Participation..............................5

Article IV - Benefits....................................................5

Article V - Accounts.....................................................9

Article VI - Supplemental Benefit Payments..............................11

Article VII - Claims Procedures.........................................13

Article VIII - Amendment and Termination................................15

Article IX - General Provisions.........................................15

                                   Article I
                                 Introduction

Section 1.01   Purpose, Design and Intent.
               --------------------------

(a) The purpose of the Richmond County Financial Corp. Supplemental Executive Retirement Plan (the "Plan") is to assist Richmond County Financial Corp. (the "Company") and its Affiliates (as defined in Section 2.01(a) of the Plan), including Richmond County Savings Bank, in retaining the services of key employees until their retirement, to induce such employees to use their best efforts to enhance the business of the Company and its Affiliates, and to provide certain supplemental retirement benefits to such employees.

(b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is designed, in large part, to provide certain key employees with retirement benefits that would have been payable under the various tax-qualified retirement plans sponsored by the Company and/or its Affiliates but for the limitations placed on the benefits and contributions under such plans by the provisions of the Internal Revenue Code of 1986, as amended.

(c) This Plan constitutes an amendment, restatement, and consolidation of two existing plan documents known as the Richmond County Savings Bank Supplemental Executive Retirement Plan and the Richmond County Savings Bank Management Supplemental Executive Retirement Plan. The Effective Date of this Plan, as amended and restated, is January 1, 1998.


                                   Article II
                                  Definitions

Section 2.01   Definitions.   In this Plan, whenever the context so indicates,
               -----------
the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Company under Section 414(o) of the Code; provided, however, that, where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.

(b) "Applicable Limitations" means any of the following:

     (i) the maximum limitation on annual benefits payable by a tax-qualified defined benefit plan under Section 415(b) of the Code;

     (ii) the maximum limitations on annual additions to a tax-qualified defined contribution plan under Section 415(c) of the Code;

     (iii) the maximum limitation on the aggregate projected annual benefits payable under all tax-qualified defined benefit plans and the annual additions under all tax-qualified defined contribution plans under Section 415(e) of the Code;

     (iv) the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under tax-qualified plans;

     (v) the maximum limitation on employee elective deferrals as a result of the application of the discrimination standards under Section 401(k)(3) of the Code; and.

     (vi) the maximum limitation on matching contributions as a result of the application of the nondiscrimination test under Section 401(m)(2) of the Code.

(c) "Bank" means Richmond County Savings Bank, and its successors.

(d) "Basic Retirement Plan" means the Retirement Plan of Richmond County Savings Bank in RSI Retirement Trust, as amended from time to time.

(e) "Basic Savings Plan" means the Richmond County Savings Bank 401(k) Savings Plan in RSI Trust, as amended from time to time.

(f) "Board of Directors" means the Board of Directors of the Company.

(g) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S)303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R.
(S)225.41(b) with respect to the Company, as in effect on the date hereof; or
(iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. (S)225.11, as in effect on the date hereof except for the Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (D) solicitations of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

(h) "Code" means the Internal Revenue Code of 1986, as amended.

(i) "Committee" means the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

(j) "Common Stock" means the common stock of the Company.

(k) "Company" means Richmond County Financial Corp., and its successors.

(l) "Eligible Individual" means any Employee of the Company or an Affiliate who participates in the ESOP, the Basic Retirement Plan, or the Basic Savings Plan, as the case may be, and whom the Board of Directors determines is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201, and 301 of ERISA.

(m) "Employee" means any person employed by the Company or an Affiliate.

(n) "Employer" means the Company or its Affiliate that employs the Employee.

(o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(p) "ESOP" means the Richmond County Savings Bank Employee Stock Ownership Plan, as amended from time to time.

(q) "ESOP Acquisition Loan" means a loan or other extension of credit incurred by the trustee of the ESOP in connection with the purchase of Common Stock on behalf of the ESOP.

(r) "ESOP Restoration Benefit" means the benefit credited to a Participant's ESOP Restoration Benefit Account pursuant to Section 4.02 of the Plan.

(s) "ESOP Restoration Benefit Account" means the account established by an Employer, pursuant to Section 5.02 of the Plan, with respect to a Participant's ESOP Restoration Benefit.

(t) "ESOP Valuation Date" means any day as of which the investment experience of the trust fund of the ESOP is determined and individuals' accounts under the ESOP are adjusted accordingly.

(u) "Effective Date" means January 1, 1998.

(v) "Participant" means an Eligible Individual who is entitled to benefits under the Plan.

(w) "Pension Restoration Benefit Account" means an account established by an Employer, pursuant to Section 5.03 of the Plan, with respect to a Participant's Pension Restoration Benefit.

(x) "Pension Restoration Benefit" means the benefit credited to a Participant pursuant to Section 4.04 of the Plan.

(y) "Plan" means this Richmond County Financial Corp. Supplemental Executive Retirement Plan.

(z) "Retirement" means, except as provided for in Sections 4.02(c) and 4.03(c) of the Plan, termination of employment at any time following the satisfaction the requirements for early or normal retirement under either the ESOP, the Basic Retirement Plan, or the Basic Savings Plan, as appropriate.

(aa) "Supplemental ESOP Account" means an account established by an Employer, pursuant to Section 5.01 of the Plan, with respect to a Participant's Supplemental ESOP Benefit.

(bb) "Supplemental ESOP Benefit" means the benefit credited to a Participant's Supplemental ESOP Account pursuant to Section 4.01 of the Plan.

(cc) "Supplemental Retirement Income Benefit" means the benefit earned by a Participant pursuant to Section 4.03 of the Plan.

(dd) "Supplemental Savings Account" means an account established by an Employer, pursuant to Section 5.05 of the Plan, with respect to a Participant's Supplemental Savings Benefit.

(ee) "Supplemental Savings Benefit" means the benefit credited to a Participant's Supplemental Savings Account pursuant to Section 4.05 of the Plan.


                                  Article III
                                 Participation

Section 3.01  Participation.
              -------------

(a) An Eligible Individual shall become a Participant in the Plan upon designation as such by the Board of Directors. An Eligible Individual whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Individual's date of participation at the same time it designates the Eligible Individual as a Participant in the Plan.

(b) The Board of Directors may designate an Eligible Individual as a Participant with respect to any or all supplemental benefits provided for under Article IV of the Plan.


                                   Article IV
                                    Benefits


Section 4.01  Supplemental ESOP Benefit.
              -------------------------

As of the last day of each plan year of the ESOP, the Employer shall credit a Participant's Supplemental ESOP Account with a Supplemental ESOP Benefit equal to the excess of (a) over (b), where:

(a) Equals the annual contributions made by the Employer and/or the number of shares of Common Stock released for allocation in connection with the repayment of an ESOP Acquisition Loan, together with any forfeitures, earnings or dividends, that would otherwise be allocated to the accounts of the Participant under the ESOP for the applicable plan year if the provisions of the ESOP were administered without regard to any of the Applicable Limitations; and

(b) Equals the annual contributions made by the Employer and/or the number of shares of common stock released for allocation in connection with the repayment of an ESOP Acquisition Loan, together with any forfeitures, earnings or dividends, that are actually allocated to the accounts of the Participant under the ESOP for that particular plan year after giving effect to any reduction of such benefits required by, or as the result of, the limitations imposed by any of the Applicable Limitations.

Section 4.02  ESOP Restoration Benefit.
              ------------------------

(a) Upon a Participant's Retirement from the Employer, the Employer shall credit to the Participant's ESOP Restoration Account an ESOP Restoration Benefit equal to (i) less (ii), the result of which is multiplied by (iii), where:

    (i) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) that would have been allocated or credited for the benefit of the Participant under the ESOP and/or Section 4.01 of this Plan, as the case may be, had the Participant continued in the employ of the Employer through the first ESOP Valuation Date following the last scheduled payment of principal and interest on all ESOP Acquisition Loans outstanding at the time of the Participant's Retirement; and

    (ii) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) and allocated for the benefit of the Participant under the ESOP as of the first ESOP Valuation Date following the Participant's Retirement; and

    (iii) Equals the higher of the closing price of the Common Stock as of:

          (A) The first ESOP Valuation Date following the Participant's Retirement, or

          (B)  The last day of the Participant's employment with the Employer.

(b) For purposes of clause (i) of subsection (a) of this Section 4.02, the total number of shares of Common Stock that would have been allocated or credited for the benefit of the Participant shall be determined by multiplying the sum of (i) and (ii) by (iii), where:

    (i) equals the average of the total shares of Common Stock acquired with the proceeds of an ESOP Acquisition Loan and allocated for the benefit of the Participant under the ESOP as of three most recent ESOP Valuation Dates preceding the Participant's Retirement (or lesser number if the Participant has not participated in the ESOP for three full years);

    (ii) equals the average number of shares of Common Stock credited to the Participant's Supplemental ESOP Account for the three most recent plan years of the ESOP (such that the three recent plan years coincide with the three most recent ESOP Valuation Dates referred to in (b)(i) above); and

   (iii) equals the total number of scheduled annual payments remaining on the ESOP Acquisition Loans as of the Participant's Retirement.

(c) In the event of a Change in Control:

   (i) A Participant's Retirement shall be deemed to have occurred as of the effective date of the Change in Control, as determined by the Board of Directors, regardless of whether the Participant continues in the employ of the Employer following the Change in Control; provided, however, that if the Participant continues to benefit under the ESOP following the effective date of the Change in Control, his benefit determined under this Plan as of the effective date of the Change in Control shall be reduced by benefits allocated or credited to following the effective date (which relate to an Acquisition Loan) in a manner consistent with the provisions of Sections 4.02(a)(i) and
          (ii) of the Plan; and

   (ii) The determination of fair market value of the Common Stock shall be made as the effective date of the Change in Control.

Section 4.03  Supplemental Pension Benefit.
              ----------------------------

(a) The Supplemental Retirement Income Benefit payable to an Participant in the form of a life annuity, commencing on his Normal, Early or Postponed Retirement Date, as the case may be, shall be equal to the difference between (i) and (ii), where:

    (i) Equals the monthly amount of Basic Retirement Plan retirement income payable upon the Normal, Early or Postponed Retirement Date, as the case may be, to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the Applicable Limitations;

   (ii) the monthly amount of Basic Retirement Plan retirement income payable upon the Normal, Early or Postponed Retirement Date, as the case may be, actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the Applicable Limitations; provided, however, that in determining the Code Section 415(e) combined limitation defined contribution plan fraction, if applicable, for purposes of this clause (ii), the "sum of the annual additions" numerator of such fraction shall be calculated by ignoring pre-tax (basic) or post-tax participant contributions to the Employer's defined contribution plans, during any year, that did not result in an Employer matching contribution.

(b) With respect to eligible Participants who terminate their employment other than on a Retirement Date specified in subsection (c) of this Section 4.03, the supplemental vested Retirement Income Benefit payable in the form of a life annuity, commencing on the date the

    Participant is eligible for a vested retirement benefit under the Basic Retirement Plan, shall be equal to the difference between (i) and (ii), where:

    (i) equals the monthly amount of Basic Retirement Plan vested retirement income payable upon termination of service to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the Applicable Limitations; and

   (ii) equals the monthly amount of Basic Retirement Plan vested retirement income payable upon termination of service actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the Applicable Limitations; provided however, that in determining the Code Section 415(e) combined limitation defined contribution plan fraction, if applicable, for purposes of this clause (ii), the "sum of the annual additions" numerator of such fraction shall be calculated by ignoring pre-tax (basic) or post-tax participant contributions to the Employer's defined contribution plans, during any year, which did not result in an Employer matching contribution.

(c) For purposes of this Section 4.03, a Participant's Retirement Date shall be his date of actual retirement, which may be his or her Normal, Early or Postponed Retirement Date, whichever is applicable pursuant to the following clauses of this subsection (c).

    (i) A Participant's Normal Retirement Age shall be the 65th anniversary of his birth. Such Participant's Normal Retirement Date shall be the date coinciding with Normal Retirement Date under the Basic Retirement Plan.

    (ii) A Participant may retire on an Early Retirement Date, which shall be the date coinciding with the initial distribution of an early retirement benefit under the Basic Retirement Plan.

    (iii) If a Participant continues in the employment of the Employer beyond Normal Retirement Date, the date coinciding with postponed retirement under the Basic Retirement Plan shall be the Participant's Postponed Retirement Date.

Section 4.04   Pension Restoration Benefit.
               ---------------------------

In the event the Basic Retirement Plan is either frozen or terminated, the Employer shall provide the Participant with Pension Restoration Benefit as of the time the Basic Retirement Plan is frozen or terminated. The Pension Restoration Benefit shall be a single lump sum benefit equal to the estimated additional actuarial benefit the Participant would have accrued under the Basic Retirement Plan through his Normal Retirement Date under the Basic Retirement Plan had the plan not been frozen or terminated. The amount of the Pension Restoration Benefit provided under this Section

4.04 shall be calculated by the actuary for the Basic Retirement Plan and listed on Exhibit A to the Plan. The Employer shall credit the Participant's Pension Restoration Benefit to a Pension Restoration Benefit Account pursuant to Section
5.03 of the Plan.

Section 4.05   Supplemental Savings Benefit.
               ----------------------------

A Participant's Supplemental Savings Benefit under the Plan shall be equal to the excess of (a) over (b), where:

(a) equals the matching contributions that would otherwise be allocated to an account of the Participant under the Basic Savings Plan for a particular year if the Participant were deferring the maximum amount permissible under the Savings Plan (either by operation or by the terms of the plan) and the provisions of the Basic Savings Plan were administered without regard to any of the Applicable Limitations; and

(b) is the matching contributions made by the Employer that are actually allocated to an account of the Participant under the provisions of the Basic Savings Plan for that particular year after giving effect to any reduction of such allocation required by any of the Applicable Limitations.

The Employer shall credit the Participant's Supplemental Savings Benefit to a Supplemental Savings Benefit Account pursuant to Section 5.04 of the Plan.


                                   Article V
                                   Accounts

Section 5.01  Supplemental ESOP Benefit Account.
              ---------------------------------

For each Participant who is credited with a benefit pursuant to Section 4.01 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental ESOP Account. Each year, the Committee shall credit to the Participant's Supplemental ESOP Account the amount of benefits determined under
Section 4.01 of the Plan for that year. The Employer shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Applicable Limitations.
Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash and other (non-stock) contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the investment rate of return provided to the Participant's non-stock accounts under the ESOP.

Section 5.02  Employee Stock Ownership Plan Restoration Account.
              -------------------------------------------------

The Employer shall establish, as a memorandum account on its books, an ESOP Restoration Benefit Account. Upon a Participant's Retirement or in the event of a Change in Control, the Committee shall credit to the Participant's ESOP Restoration Benefit Account the amount of benefits determined under Section 4.02 of the Plan. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Participant's Retirement or the occurrence of the Change in Control. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash and other (non-stock) contributions credited to a Participant's ESOP Restoration Benefit Account shall be credited annually with interest at a rate equal to the investment rate of return provided to the Participant's non-stock accounts under the ESOP.

Section 5.03   Pension Restoration Benefit.
               ---------------------------

At the time a Participant becomes entitled to a Pension Restoration Benefit pursuant to Section 4.04 of the Plan, the Employer shall establish, as a memorandum account on its books, a Pension Restoration Benefit Account to which the Employer shall credit the benefit. The Committee shall then establish one or more hypothetical investment vehicles under this Plan (which the Committee may change at its discretion). The Participant shall direct the Committee as to the allocation of his Pension Restoration Benefit to one or more of the hypothetical investment vehicles authorized under the Plan. The Participant may direct the Committee to change the allocation of his hypothetical investment on a monthly basis with any notification made to the Committee by the 15/th/ day of the month becoming effective as of the first day of the next month. The Committee may restrict allocations or reallocations by Participants into or out of specific investment vehicles or specify the minimum amounts that may be allocated or reallocated by Participants; provided, however, that such allocations or reallocations shall be made in accordance with all applicable securities laws and regulations. Each month, the Participant's Pension Restoration Account shall be adjusted upwards or downwards to reflect the gain or loss of the allocation of the Participant's Pension Restoration Account in the various hypothetical investment vehicles.

Section 5.04   Supplemental Savings Account.
               ----------------------------

For each Participant who is credited with a benefit pursuant to Section 4.05 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental Savings Account. Each year the Employer will credit to the Participant's Supplemental Savings Account the amount of benefits determined under Section 4.05 of the Plan. Contributions credited to a Participant's Supplemental Savings Account shall be credited monthly with interest at a rate equal to the investment rate of return provided to the Participant's matching contribution account under the Basic Savings Plan.

                                   Article VI
                         Supplemental Benefit Payments

Section 6.01  Payment of Supplemental ESOP Benefit.
              ------------------------------------

(a) A Participant's Supplemental ESOP Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall have a non-forfeitable right to the Supplemental ESOP Benefit credited to him under this Plan in the same percentage as he has to benefits allocated to him under the ESOP at the time the benefits become distributable to him under the ESOP.

Section 6.02  Payment of Employee Stock Ownership Plan Restoration Benefit.
              ------------------------------------------------------------

(a) A Participant's ESOP Restoration Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall always have a fully non-forfeitable right to the ESOP Restoration Benefit credited to him under this Plan.

Section 6.03  Payment of Supplemental Pension Benefit.
              ---------------------------------------

(a) A Participant's Supplemental Retirement Income Benefit shall be paid to the Participant in the same form, and at the same time as his benefits are paid under the Basic Retirement Plan.

(b) Upon the death of a Participant who has not terminated from employment prior to his Retirement Date as defined in Section 4.03(c) of the Plan, or a Participant who retires on a Retirement Date as defined in Section 4.03(c) of the Plan and dies prior to the complete distribution of his retirement benefits under the Basic Retirement Plan, the Participant's Supplemental Retirement Income Benefit shall be payable as follows:

    (i) If a Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, is payable to a Participant's surviving spouse or eligible children, if applicable, a supplemental preretirement survivor annuity or post retirement survivor annuity, as the case may be, shall be payable to the surviving spouse or eligible children, if applicable, under the Plan ("Supplemental Surviving Spouse Benefit"). The monthly amount of the Supplemental Surviving Spouse Benefit preretirement survivor annuity or post retirement survivor annuity, as the case may be, payable to a surviving spouse or eligible children, if applicable, shall be equal to the difference between (A) and (B), where:

        (A) Equals the monthly amount of Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, to which the surviving spouse or eligible children, if applicable, would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the Applicable Limitations; and

        (B) Equals the monthly amount of Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, actually payable to the surviving spouse or eligible children, if applicable, under the Basic Retirement Plan, after imposition of the Applicable Limitations.

   (ii) The supplemental preretirement survivor annuity or post retirement survivor annuity shall be payable over the lifetime of the surviving spouse, or to eligible children to the extent provided in the Basic Retirement Plan, in monthly installments commencing on the same date as payment of the Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, and shall terminate on the date of the last payment of the Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be.

(c) A Participant shall have a non-forfeitable right to his Supplemental Retirement Income Benefit under this Plan in the same percentage as he has to his benefits under the Basic Retirement Plan at the time the benefits become distributable to him under the Basic Retirement Plan.

Section 6.04   Payment of Pension Restoration Benefit.
               --------------------------------------

(a) A Participant's Pension Restoration Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in a single lump sum or in a series of annual installments not to exceed ten (elected by the Participant at least one year prior to the commencement of the payment of benefits) commencing at the same time his Supplemental Savings Benefit is paid to him pursuant to Section 6.05 of the Plan.

(b) A Participant shall always have a fully non-forfeitable right to the Pension Restoration Benefit credited to him under this Plan.

Section 6.05   Payment of Supplemental Savings Benefit.
               ---------------------------------------

(a) A Participant's Supplemental Savings Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in the same form, and at the same time as his benefits are paid under the Basic Savings Plan.

(b) A Participant shall have a non-forfeitable right to his Supplemental Savings Benefit under this Plan in the same percentage as he has to his benefits under the Basic Savings Plan at the time the benefits become distributable to him under the Basic Savings Plan.

Section 6.06   Alternative Payment of Benefits
               -------------------------------

Notwithstanding the other provisions of this Article VI, a Participant may, with prior written consent of the Committee and upon such terms and conditions as the Committee may impose, request that the Supplemental ESOP Benefit and/or the ESOP Restoration Benefit and/or the Supplemental Pension Benefit and/or the Pension Restoration Benefit and/or the Supplemental Savings Benefit to which he is entitled, and the survivor benefit to which his beneficiary under the Basic Retirement Plan may be entitled under Section 4.03 be paid commencing at a different time, over a different period, in a different form, or to different persons, than the benefit to which he or his beneficiary may be entitled under the ESOP, the Basic Retirement Plan, or the Basic Savings Plan, as the case may be; provided, however, that in the event of any difference with respect to his Supplemental Pension Benefit, the benefit actually paid under this Section 6.06 shall be the actuarial equivalent (as determined based applicable tables, factors, and assumption set forth in the Basic Retirement Plan) of the benefit that would be paid in accordance with the provisions of Section 6.03 of the Plan.

Section 6.07   Hardships
               ---------

Notwithstanding the foregoing, the Committee may, at its sole discretion, allow for the early payment of a Participant's Supplemental ESOP Benefit and/or Pension Restoration Benefit and/or Supplemental Savings Account in the event of an "unforeseeable emergency" or in the event of the death or disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and any applicable regulations.


                                  Article VII
                               Claims Procedures

Section 7.01  Claims Reviewer.
              ---------------

For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.

Section 7.02   Claims Procedure.
               ----------------

(a) An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty
    (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

                                   SIGNATURES

     IN WITNESS WHEREOF, Richmond County Financial Corp. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the 21st day of September, 1999.
       ----

ATTEST:                       RICHMOND COUNTY FINANCIAL CORP.

/s/ Diane L. DeLillo                      By: /s/ Michael F. Manzulli
-------------------------------              -----------------------------------
                                               Michael F. Manzulli
                                               For the Entire Board of Directors


          [SEAL]


WITNESS:                      EXECUTIVE



/s/ Diane L. DeLillo                      By: /s/ Thomas R. Cangemi
-------------------------------              -----------------------------------
                                               Thomas R. Cangemi

Section 9.02  Committee as Plan Administrator.
              -------------------------------

(a) The Plan shall be administered by the Committee designated by the Board of Directors.

(b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Company or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan. The interpretations, determination, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

Section 9.03  Expenses.
              --------

Expenses of administration of the Plan shall be paid by the Company or an Affiliate.

Section 9.04  Statements.
              ----------

The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

Section 9.05  Rights of Participants and Beneficiaries.
              ----------------------------------------

(a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company or an Affiliate will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Company or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Company or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

Section 9.06  Incompetent Individuals.
              -----------------------

The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Company or an Affiliate and the Plan for such Participant or beneficiary.

Section 9.07  Sale, Merger, or Consolidation of the Company.
              ---------------------------------------------

The Plan shall be continued after a sale of assets of the Company or the Bank, or a merger or consolidation of the Company or the Bank into or with another corporation or entity until all benefits have been paid pursuant to the Plan. Additionally, upon a merger, consolidation or other Change in Control any amounts credited to Participant's accounts under the Plan shall be placed in a grantor trust to the extent not already in such a trust. Any legal fees incurred by a Participant in determining benefits to which he is entitled under the Plan following a sale, merger, consolidation, or other Change in Control of the Company or the Bank shall be paid by the resulting or succeeding entity.

Section 9.08  Location of Participants.
              ------------------------

Each Participant shall keep the Company informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. The Company shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her beneficiary had died at the end of such three-year period.

Section 9.09  Liability of the Company and its Affiliates.
              -------------------------------------------

Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

Section 9.10  Governing Law.
              -------------

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of New York.

Richmond County Financial Corp. has adopted this SERP, to be executed by a designee of the Board and duly attested, on this the 21st day of September, 1999.


ATTEST:                       RICHMOND COUNTY FINANCIAL CORP.

/s/ Diane L. DeLillo           /s/ Robert S. Farrell
--------------------          -----------------------------------------
                              For the Entire Board of Directors